EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Hart Industries, Inc. on Form S-8 of our report dated January 10, 2000, appearing in the Annual Report on Form 10-KSB of Hart Industries, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/ McKennon, Wilson & Morgan LLP
McKennon, Wilson & Morgan LLP
Irvine, California
September 18, 2000